United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 29, 2018
Cannae Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323 -7330
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2018, the Board of Directors of Cannae Holdings, Inc. (the “Company”) adopted a resolution increasing the size of the Company’s Board of Directors to six, and elected James B. Stallings, Jr. to serve on our Board of Directors. Mr. Stallings will serve in Class I of our Board of Directors, and his term will expire at the annual meeting of our shareholders to be held in 2018. Mr. Stallings was appointed to serve as Chairman of the Audit Committee of the Company.

James B. Stallings has served as a Managing Partner of PS27 Ventures, LLC, a private investment fund focused on technology companies, since 2013. From 2009 until his retirement in January 2013, Mr. Stallings served as General Manager of Global Markets in IBM’s Systems and Technology Group. From 2002 to 2009, Mr. Stallings served in a variety of roles at IBM Corporation, including General Manager, Enterprise Systems, IBM Systems and Technology Group. From 2000 to 2002, Mr. Stallings founded and ran E House, a consumer technology company, and prior to that, Mr. Stallings worked for Physician Sales & Services, Inc., a medical supplier. From 1984 to 1996, Mr. Stallings worked in various capacities for IBM Corporation. Mr. Stallings also serves on the Board of Directors of Fidelity National Information Services, Inc.

Mr. Stallings is not a party to any related party transactions with the Company. He will receive customary compensation paid to our non-employee directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.

Date:	February 1, 2018	By:	/s/Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary